PROXY STATEMENT
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant              [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            INDUSTRIAL HOLDINGS, INC.
                (Name of Registrant as specified in its Charter)

                            INDUSTRIAL HOLDINGS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)      Proposed maximum aggregate value of transaction:

                  (5)      Total fee paid:

     [ ]  Fee paid previously with preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount previously paid:
                  (2)      Form, Schedule or Registration Statement:
                  (3)      Filing Party:
                  (4)      Date Filed:

                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 28, 1996

                      ------------------------------------

         Notice is hereby given that the annual meeting of the shareholders of Industrial Holdings, Inc. (the "Company") will be held at the Company's principal offices at 7135 Ardmore, Houston, Texas 77054, at 10:00 a.m., Houston time, on Friday, June 28, 1996, for the following purposes:

         1. To elect two Class II directors, who will serve until the third annual meeting of shareholders following their election or until their successors are elected and qualified;

         2. To consider and act upon such other business as may properly come before the meeting.

         A record of shareholders has been taken as of the close of business on May 17, 1996 and only those shareholders of record on that date will be entitled to notice of and to vote at the meeting. A shareholders' list will be available commencing May 28, 1996, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 7135 Ardmore, Houston, Texas 77054.

         Your participation in the Company's affairs is important. To ensure your representation if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                              By Order of the Board of Directors

                                                     ROBERT E. CONE
                                                       President
May 26, 1996
                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054

                                 PROXY STATEMENT

         This proxy statement is being mailed to shareholders on or about May 24, 1996, in connection with the solicitation of proxies by the Board of Directors of Industrial Holdings, Inc. (the "Company") for use at the annual meeting of Shareholders of the Company to be held at the Company's principal offices at 7135 Ardmore, Houston, Texas 77054, at 10:00 a.m., Houston time, on Friday, June 28, 1996, and at any adjournments thereof (the "Annual Meeting"), for the purpose of considering and voting on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the annual meeting in accordance with the directions on such proxies. If no direction is indicated, the shares will be voted for the election of each of the nominees named herein to the board of directors. A shareholder may revoke a proxy by (a) delivering to the Company written notice of revocation, (b) delivering to the Company a signed proxy bearing a later date or
(c) voting in person at the Annual Meeting.

         At the close of business on May 17, 1996, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof (the "record date"), there were issued, outstanding and entitled to vote 3,611,062 shares of the Company's common stock, par value $.01 per share ("Common Stock"). The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a shareholder vote at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum. Abstentions will have the same legal effect as votes against a proposal and broker non-votes will be disregarded.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, two Class II Directors are to be elected, each to hold office until the third Annual Meeting of Shareholders following his election.

         The persons named in the accompanying proxy have been designated by the Board of Directors and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors as Class II Directors. All of the nominees previously have been elected by the shareholders to serve as members of the Company's Board of Directors. Although the Board of Directors of the Company does not contemplate that any of the nominees will become unavailable for election, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors or the Board may be reduced accordingly.
                                       -1-

         Certain information concerning the nominees, together with comparable information for the Class I and Class III Directors, whose terms are not expiring at the Annual Meeting, is set forth below:

                                                                                                       COMMON STOCK
                                                                                                    BENEFICIALLY OWNED
                                                                                                     MAY 17, 1996(1)
                                                                                              ------------------------------

                                     PRINCIPAL POSITION                         DIRECTOR
          NAME                        WITH THE COMPANY              AGE          SINCE            SHARES          PERCENT

CLASS I DIRECTORS WHOSE TERM  WILL EXPIRE IN 1998

Charles J. Anderson           Director                               74           1991           72,000(2)          2.0%

James W. Kenney               Director                               53           1992           15,000(2)           .4%

CLASS II DIRECTORS WHOSE TERM (IF RE-ELECTED) WILL EXPIRE IN 1999

William J. Argeroplos         Director                               49           1989          141,541(2)          3.9%

John P. Madden                Director                               54           1992          175,083(3)          4.8%

CLASS III DIRECTORS WHOSE TERM WILL EXPIRE IN 1997

Robert E. Cone                Chairman of the Board;                 44           1989          337,548(4)          9.1%
                              President and Chief Executive
                              Officer; Director

James H. Brock, Jr.           Executive Vice President and           58           1991          135,000(5)          3.6%
                              Chief Operating Officer;
                              Treasurer;  Director

Barbara S. Shuler             Secretary; Director                    51           1991           77,393(2)          2.1%

(1) Subject to community property laws where applicable, each person has sole voting and investment power with respect to the shares listed, except as otherwise specified. Each person is a United States citizen. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2) Includes 15,000 shares that may be acquired upon the exercise of stock options.

(3) Includes 10,000 shares that may be acquired upon the exercise of stock options. Excludes 350,738 shares owned by persons related to Mr. Madden, but as to which Mr. Madden disclaims beneficial ownership.

(4) Includes 115,000 shares that may be acquired upon the exercise of stock options.

(5) Includes 25,000 shares that may be acquired upon the exercise of a warrant, and 85,000 that may be acquired upon the exercise of stock options.
                                       -2-

         ROBERT E. CONE has served as President, Chief Executive Officer and Director of the Company since August 1989. From August 1987 to August 1989, Mr. Cone served as Vice President of Broadcast Ventures, Inc ("BVI"), a partnership formed to acquire radio stations through syndication. Mr. Cone's responsibilities at BVI included the formation of business plans, corporate development, financing and analysis of acquisition candidates. Mr. Cone received a B.S. degree in accounting from the University of Houston - Downtown.

         JAMES H. BROCK, JR. has served as Executive Vice President, Treasurer and Chief Operating Officer since July 1991, as a Director of the Company since September 1991 and as Chief Financial Officer from July 1991 through December 1994. Mr. Brock served as Executive Vice President and Chief Financial Officer of DRCA Medical Corporation ("DRCA") from August 1988 to October 1990. DRCA, a public corporation listed on the American Stock Exchange, is a health care company specializing in the rehabilitation of injured workers. From December 1987 to July 1988, Mr. Brock acted as a consultant to DRCA and assisted in formulating its business and financial plans. Mr. Brock served as Vice President-Finance of National Healthcare Alliance, a full-service managed health care service company, from November 1987 to May 1991. From 1977 to 1990, Mr. Brock was Chairman of the Board of Directors of Quality Fasteners, Inc., a distributor of construction supplies, and of Olde Time Ice, Inc., a manufacturer and distributor of packaged ice. Mr. Brock has been engaged in the private practice of public accounting since April 1972 and is a Certified Public Accountant in Texas and Georgia.

         BARBARA S. SHULER has served as Secretary of the Company since February 1992 and as a Director of the Company since September 1991. Since 1974, Ms. Shuler has been self-employed in auction management, marketing, advertising and promotional aspects of the equine industry, serving as President of Shuler, Inc. Ms. Shuler received a degree in journalism from Northwestern University.

         WILLIAM J. ARGEROPLOS served as Secretary of the Company from August 1989 to February 1992 and has served as a Director of the Company since August 1989. Mr. Argeroplos was employed in the securities industry from October 1981 to December 1990. He served as Executive Vice President and national sales manager of Equus Securities, Incorporated ("ESI") from February 1987 through December 1990. ESI is a subsidiary of Equus Capital Corp., a company participating in the merger, acquisition and management buy-out of companies. His responsibilities at ESI included the supervision of six regional vice presidents of sales, the development of broker-dealers and the provision of sales assistance to individual branch offices and registered representatives.

         CHARLES J. ANDERSON has served as a Director of the Company since September 1991. For the last six years, Mr. Anderson has been engaged in private business investments. From 1955 to 1985, Mr. Anderson served as Senior Sales Vice President and Director of Sales and was a partner of the Delaware Management Company, the manager of the Delaware Group of Mutual Funds and certain other private pension funds. Mr. Anderson received an economics degree from the University of Pennsylvania.

         JOHN P. MADDEN has served as a Director of the Company since October 1992. From January 1992 to April 1993, Mr. Madden served as Chairman of the Board of The Rex Group, Inc. ("RGI") and as its President and Chief Executive Officer from June 1963 to January 1992 and from December 1992 to April 1993. RGI, a private company based in Houston, Texas, which was acquired by the Company in March 1993, is a distributor of new and used machine tool equipment and used machines, conducts a machine moving operation and is engaged in the international export crating business. Mr. Madden received a degree in finance from the University of Notre Dame.

         JAMES W. KENNEY has served as a Director of the Company since October 1992. Since October 1993, Mr. Kenney has served as Executive Vice President of San Jacinto Securities, Inc. From February 1992 to September 1993, he served as the Vice President of Renaissance Capital Group, Inc. Prior to that time, Mr. Kenney served as Senior Vice President for Capital Institutional Services, Inc. and in various executive positions with major southwest regional brokerage firms, including Rauscher Pierce Refsnes Inc. and Weber, Hall, Sale and Associates, Inc. Mr. Kenney is a director of AmeriShop Corporation, a company that provides services to the retail industry; Consolidated Health Care Associates, Inc., a company that operates physical rehabilitation centers; CCI Coded Communications Corp., a manufacturer of digital data transmission equipment; Prism Group, Inc., a company that duplicates disks and packages software; Appoint Technologies, Inc., a company that develops input devices for

                                       -3-

personal computers; and Tricom Corporation, a company that develops products and services for the telecommunication industry.

BOARD AND COMMITTEE ACTIVITY: STRUCTURE AND COMPENSATION

         The Company's operations are managed under the broad supervision of the Board of Directors, which has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1995, the Board of Directors convened on two regular occasions. Each director attended all of the meetings held by the Board or meetings of Board committees of which he was a member during his tenure in 1995, except for Charles J. Anderson who attended no Board of Directors meetings and all Committee meetings of which he was a member and Barbara Shuler who attended one meeting of the Board of Driectors and all Committee meetings of which she was a member. Directors receive no compensation for attendance at Board or Committee meetings. Directors are, however, entitled to reimbursement for reasonable travel expenses incurred in attending such meetings. Employee directors are eligible to participate in the Company's 1994 Amended and Restated Incentive Stock Plan (the "Plan"). Non-employee directors are entitled to participate in the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan").

         Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Audit Committee of the Board of Directors, currently composed of Messrs. Brock and Anderson and Ms. Shuler, makes recommendations to the Board of Directors concerning the selection and engagement of the Company's independent public accountants and reviews the scope of the annual audit, audit fees and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The Audit Committee convened on one occasion in 1995. The Compensation Committee sets the compensation for executive, managerial and technical personnel of the Company and administers the Company's stock option and other compensation plans. The Compensation Committee is currently composed of Ms. Shuler and Mr. Anderson and met on one occasion in 1995.

APPROVAL

         The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of Common Stock entitled to vote at the Annual Meeting, shall be the duly elected Class II Directors (as set forth in the accompanying proxy) upon completion of the vote tabulation at the Annual Meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.
                                       -4-

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information regarding the beneficial ownership of Common Stock at May 17, 1996 by (i) each person known to the Company to beneficially own more than 5% of its Common Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                 NAME AND ADDRESS OF                           NUMBER OF SHARES                   PERCENTAGE OF
                   BENEFICIAL OWNER                          BENEFICIALLY OWNED(1)                    CLASS
Renaissance Capital Partners, II, Ltd.
8080 North Capital Expressway
Suite 210, LB 59
Dallas, TX 75206-1857.................................                    625,153(2)                  14.8%

St. James Capital Partners, L.P.
5599 San Felipe Suite 300
Houston, Texas  77056.................................                    275,000(3)                   7.5%

DIRECTORS AND EXECUTIVE OFFICERS:
Robert E. Cone........................................                    337,548(4)                   9.1%
James H. Brock, Jr....................................                    135,000(5)                   3.6%
Christine A. Smith....................................                     55,081(6)                  1.5%
William J. Argeroplos.................................                    141,541(7)                  3.9%
Charles J. Anderson...................................                     72,000(7)                  2.0%
Barbara S. Shuler.....................................                     77,393(7)                  2.1%
John P. Madden........................................                    175,083(8)                  4.8%
James W. Kenney.......................................                     15,000(7)                   .4%
All officers and directors
  as a group (8 persons) (4) - (8)....................                    993,646                    25.2%

(1) Subject to community property laws where applicable, each person has sole voting and investment power with respect to the shares listed, except as otherwise specified. Each person is a Untied States citizen. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2) These shares may be acquired on the conversion of a $1.875 million convertible debenture and the exercise of 50,000 warrants.

(3) Includes 60,000 shares that may be acquired upon the exercise of warrants.

(4) Includes 115,000 shares that may be acquired upon the exercise of stock options.

(5) Includes 25,000 shares that may be acquired upon the exercise of a warrant and 85,000 that may be acquired upon the exercise of stock options.

(6) Includes 45,000 shares that may be acquired upon the exercise of stock options.

(7) Includes 15,000 shares that may be acquired upon the exercise of stock options.

(8) Includes 10,000 shares that may be acquired upon the exercise of stock options. Excludes 350,738 shares owned by persons related to Mr. Madden, but as to which Mr. Madden disclaims beneficial ownership.

                                       -5-
EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table provides certain summary information covering compensation paid or accrued during the fiscal years ended December 31, 1995, 1994 and 1993 to the Company's Chief Executive Officer and the other executive officers, whose annual compensation, determined as of the end of the last fiscal year, exceeds $100,000.

                                                                                       LONG TERM
                                                ANNUAL COMPENSATION                    COMPENSATION
                                           -------------------------------------      ------------
                                                                                         OPTION    EXERCISE
NAME AND PRINCIPAL POSITION     YEAR         SALARY         BONUS         OTHER          AWARDS     PRICE
- - -------------------------     --------     ----------     ---------      -------      ---------------------
Robert E. Cone..........        1995        $160,000         --            --              --        --
  President and                 1994        $146,250         --            --            50,000    $2.375
  Chief Executive Officer       1993        $126,749       $10,000         --            65,000    $3.125

James H. Brock, Jr......        1995        $150,000         --            --              --        --
  Executive Vice President and  1994        $135,000         --            --            20,000    $2.375
  Chief Operating Officer       1993        $110,433       $7,500          --            65,000    $3.125

      STOCK COMPENSATION TABLE. The following table provides certain information with respect to options granted to the executive officers during the fiscal year ended December 31, 1995, under the Company's stock option plans:

                                                 INDIVIDUAL GRANTS
                         ------------------------------------------------------------------
                           NUMBER OF                                                             POTENTIAL REALIZABLE
                           SHARES OF                                                               VALUE AT ASSUMED
                            COMMON         PERCENT OF TOTAL                                      ANNUAL RATES OF STOCK
                             STOCK             OPTIONS                                          PRICE APPRECIATION FOR
                          UNDERLYING         GRANTED TO                                             OPTION TERMS(2)
                            OPTIONS         EMPLOYEES IN        EXERCISE       EXPIRATION      --------------------------
        NAME              GRANTED(1)         FISCAL YEAR         PRICE            DATE             5%            10%
- - ---------------------    ------------      --------------       --------        ---------      -------        --------
Christine A. Smith          25,000              10.0%            $3.31          01/01/05        $52,041        $131,882
 Vice President and
 Chief Financial
 Officer

(1)      The options are fully vested at December 31, 1995.

(2) These calculations are based on the market value of the Common Stock on the date of grant. The market value is calculated by averaging the closing bid and ask price for the stock as quoted by NMS on the date of grant. The exercise price is determined by the same method which is equal to the market value on the date of grant.

                                       -6-

        OPTION EXERCISES AND YEAR END VALUES

         The following table sets forth information with respect to the unexercised options to purchase shares of Common Stock which were granted to the executive officers in 1995 or prior years under the Company's stock option plans. The executive officers did not exercise any options outstanding under the Company's stock option plans during the fiscal year ended December 31, 1995.

                           NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                 UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS AT
                               HELD AT FISCAL YEAR END                 YEAR END(1)
                            ------------------------------    -----------------------------
                            EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                            -----------     -------------     -----------     -------------
Robert E. Cone                115,000             --            $152,500           --

James H. Brock, Jr.           85,000              --            $100,000           --

Christine A. Smith             25,000             --            $ 20,375           --

(1) Represents the difference between the average of the closing bid and ask price for the Common Stock as quoted by NMS on December 31, 1995 and any lesser exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         For the fiscal year ended December 31, 1995, Mr. Madden, Mr. Anderson and Ms. Shuler served on the Compensation Committee of the Board of Directors (the "Committee"). Ms. Shuler has served as the Company's Secretary since February 1992.

EMPLOYMENT AGREEMENTS

         Effective July 1, 1991, the Company entered into employment agreements with Messrs. Cone and Brock, which agreements were subsequently amended and extended. Mr. Cone's amended employment agreement provides for a 1996 base salary of $175,000, a 1997 base salary of $185,000, and a base salary of $200,000 for 1998 through 2000. Mr. Brock's amended employment agreement provides for a 1996 base salary of $160,000, a 1997 base salary of $170,000, and a 1998 base salary of $180,000.
                                       -7-
PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the National Association of Securities Dealers Automated Quotation System Composite Index and to the Index of Non-Financial Companies. The graph covers the period from January 16, 1992 (the date on which the Company's Common Stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended) to December 31, 1995.

               [LINEAR GRAPH PLOTTED FROM POINTS IN TABLE BELOW]

                        Nasdq               Nasdq
                      Stock Mkt          Non-financial           IHII
Jan. 16, 1992         100.000              100.000             100.000
Jan. 31, 1992          99.602               99.483              89.189
Dec. 31, 1992         110.567              103.898              86.486
Dec. 31, 1993         126.925              119.966              89.189
Dec. 31, 1994         124.070              114.970              77.038
Dec. 31, 1995         175.321              158.082              89.189

                                       -8-
BOARD COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1995:

         Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Committee has adopted the following objectives as guidelines for making its compensation decisions:

         o Provide a competitive total compensation package that enables the Company to attract and retain key executives.

         o Integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

         o Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

         Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals who the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

         To ensure retention of qualified management, the Company has entered into employment agreements with its key management personnel. The employment agreements establish annual base salary amounts that the Committee may increase based on the foregoing criteria. Pursuant to his employment agreement the annual base salary of the Chief Executive Officer was increased from $146,250 in 1994 to $160,000 in 1995. During 1995, no cash bonuses or options were awarded to the Chief Executive Officer. See " -- Employment Agreements."

         The Plan is intended to provide key employees, including the Chief Executive Officer and other executive officers of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company. Moreover, the Plan provides a significant non-cash form of compensation that is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

         The Compensation Committee is authorized to make incentive equity awards ("Incentive Awards") under the Plan to key employees, including officers (whether or not they are also directors), of the Company and its subsidiaries. Although the Incentive Awards are not based on any one criterion, the

                                       -9-

Committee will direct particular attention to management's ability to implement the Company's strategy of geographic expansion through acquisition followed by successful integration and assimilation of the acquired companies. In making Incentive Awards, the Committee will also consider margin improvements achieved through management's realization of operational efficiencies, as well as revenue and earnings growth.


                           1995 COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                               Charles J. Anderson
                                Barbara S. Shuler
                                 John P. Madden

CERTAIN TRANSACTIONS

         The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties. In the Company's view, all of the transactions described below meet that standard.

         In April 1993, the Company acquired The Rex Group, Inc. ("RGI") for a purchase price consisting of an aggregate of 450,606 shares of Common Stock. John Madden, a member of the Company's Board of Directors since October 1992, served as the President and Chief Executive Officer of RGI from June 1963 to January 1992 and from December 1992 to April 1993 and as Chairman of RGI's Board of Directors from January 1992 to April 1993. Of the aggregate consideration paid by the Company to the former shareholders of RGI, Mr. Madden received 99,868 shares of Common Stock, and members of Mr. Madden's family received 350,738 shares of Common Stock, as to which Mr. Madden disclaims beneficial ownership. In addition to the aggregate consideration paid by the Company for RGI, an "earn-out" provision allows the prior owners of RGI in the aggregate to earn additional shares of Common Stock of the Company based on the performance of RGI through 1995. The number of shares earned is also dependent upon the Company's share price during such period. During 1993, the prior owners of RGI earned an additional 55,276 shares of Common Stock. No shares were earned for fiscal 1994 and 1995. The Company also entered into a two-year employment agreement with Mr. Madden which expired April 1995, pursuant to which the Company paid Mr. Madden compensation in the amount of $16,154 in 1995. Under the terms of his employment agreement with the Company, Mr. Madden received an additional 15,000 shares of Common Stock in March 1995.

         In connection with the acquisition of PVS in January 1992, Mr. Jimmy W. Ray acquired 115,650 shares of Common Stock and Mr. Rex W. Terry acquired 115,650 shares of Common Stock. In connection with their acquisition of these shares at the time the Company completed its initial public offering, Messrs. Terry and Ray contractually agreed (i) not to sell any shares of Common Stock until January 1993 and (ii) not to sell more than an aggregate of 6,425 shares in any 90-day period beginning January 1993. If either of Mr. Terry or Mr. Ray gives the Company written notice of his intention to sell shares of Common Stock no less than 10 days prior to the beginning of each 90-day period and in the event that the closing bid price of the Common Stock on the trading day preceding notice is less than or equal to $5.00 per share, the Company is obligated to pay such holder the difference between $5.00 and the sale price of the shares of Common Stock actually sold during each particular 90-day period. As of March 31, 1996, Mr. Ray and Mr. Terry sold all shares of Common Stock under this agreement and there is no further obligation on the part of the Company to make any payments under the agreement.

                                      -10-

                              COST OF SOLICITATION

         The Company will bear the costs of the solicitation of proxies from its shareholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for such solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. The Company is also making arrangements with brokerage houses and other custodians, nominees and fiduciaries for the delivery of solicitation material to the beneficial owners of Common Stock and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with such services.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the forms received by it, the Company believes that during the year ended December 31, 1995 all filing requirements applicable to the Company's officers, directors and greater than 10% shareholders were met.

                                      -11-
                              SHAREHOLDER PROPOSALS

         Proposals by shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than January 20, 1997.

                                  OTHER MATTERS

         The annual report to shareholders covering the fiscal year ended December 31, 1995 has been mailed to each shareholder entitled to vote at the Annual Meeting.

         Price Waterhouse LLP, the Company's independent accountant for the fiscal year ended December 31, 1995, is not expected to be present at the Annual Meeting.

         Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment on such other matters.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                                     ROBERT E. CONE, President

May 26, 1996
                                      -12-


                           INDUSTRIAL HOLDINGS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 28, 1996

   This undersigned shareholder of Industrial Holdings, Inc. (the "Company") hereby appoints Robert E. Cone and James H. Brock, Jr., or any one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of INDUSTRIAL HOLDINGS, INC. to be held at the Company's principal offices at 7135 Ardmore, Houston, Texas 77054, on June 28, 1996, at 10:00 a.m. (Houston time), and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

   The Board of Directors recommends a vote FOR the proposals on the reverse side hereof and if no specification is made, the shares will be voted for such proposals.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.

                     (Continued and to be dated and signed on the reverse side)

1. Election of Class II  FOR all nominees    WITHHOLD AUTHORITY to vote         *EXCEPTIONS [ ]
   Directors             listed below  [ ]   for all nominees listed below [ ]

Nominees: William J. Argeroplos and John P. Madden
(INSTRUCTIONS; TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions _______________________________________________________________
2. In their discretion, on such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

                                                     CHANGE OF ADDRESS OR
                                                     COMMENTS MARK HERE [ ]

                                         Signature should agree with name
                                         printed hereon. If stock is held in the
                                         name of more than one person. EACH
                                         joint owner should sign. Executor,
                                         administrator, trustees, guardians, and
                                         attorneys should indicate the capacity
                                         in which they sign. Attorneys should
                                         submit powers of attorney.

                                         Dated---------------------------, 1996

                                         --------------------------------------
                                                  Shareholder's Signature

                                         --------------------------------------
                                                  Shareholder's Signature

                                         VOTES MUST BE INDICATED
                                         (X) IN BLACK OR BLUE INK. [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)